Exhibit 7

LOCK-UP AGREEMENT

December 4, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

United States of America

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States of America

(the “Initial Purchasers”)

Re: SouFun Holdings Limited Offering of 2.00% Convertible Senior Notes due 2018

Ladies and Gentlemen:

The undersigned understands that the Initial Purchasers propose to enter into a Purchase Agreement (the “Purchase Agreement”) with SouFun Holdings Limited, an exempted company limited by shares incorporated in the Cayman Islands (the “Company”), providing for the purchase and resale (the “Placement”) by the Initial Purchasers of 2.00% Convertible Senior Notes due 2018 of the Company (the “Securities”) pursuant to Regulation S and Rule 144A under the Securities Act of 1933 (the “Securities Act”), as amended. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Initial Purchasers, the undersigned will not, and shall procure any entities controlled by the undersigned not to, during the period commencing on the date hereof and ending 45 days after the date of the final offering memorandum relating to the Placement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, including, but not limited to, under the Company’s Registration Statement on Form F-3 (No. 333-181407), as amended, or participate in the filing of a registration statement with the Securities and Exchange Commission (the “SEC”) relating to, any Class A ordinary shares, with a par value of HK$1.00 per share, of the Company (the “Ordinary Shares”) or American Depositary Shares (“ADSs”) or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including without limitation, Ordinary Shares or ADSs or such other securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities that may be issued upon exercise of a share option or warrant) (collectively, “Covered Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition of such securities, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Covered Securities (each of (1), (2) and (3), a “Disposition”), provided that the provisions of this paragraph regarding Dispositions shall not apply to (or otherwise limit or restrict) (A) the exercise of options  (“Options”) to purchase Ordinary Shares or ADSs, including options issued pursuant to the Company’s equity compensation plans described in its Annual Report on Form 20-F for the year ended December 31, 2012, provided that such Ordinary Shares or ADSs shall remain subject to the terms of this Letter Agreement; (B) the receipt from the Company of Ordinary Shares or ADSs in connection with the vesting of restricted stock units or the disposition of Ordinary Shares or ADSs to the Company in connection with the payment of taxes due in connection with any such vesting; (C) the transfer of Ordinary Shares or ADSs to the Company upon the exercise of Options to cover tax withholding obligations in connection with such exercise; (C) (i) the exchange or transfer of Covered Securities for merger consideration upon the consummation of a merger or consolidation of the Company with another company or acquisition of the Company (however structured) and any vote or other action in favor of or in connection with such transaction (including, without limitation, entering into any lockup, voting or similar arrangement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Covered Securities) or (ii) the sale of Covered Securities upon the consummation of a sale of all or substantially all of the assets of the Company; or (D) entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided that, by its terms, no sales of the Company’s securities shall occur under such plan, and no public disclosure of any such action shall be required or shall be voluntarily made by the undersigned or the Company, in each case during the 45-day restrictive period.  For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, the undersigned may (a) transfer Covered Securities as a bona fide gift or gifts, (b) transfer Covered Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (c) transfer Covered Securities upon death by will or intestacy to the undersigned’s immediate family, (d) distribute Covered Securities to stockholders of the undersigned, if the undersigned is a corporation, or (e) make transfers to any direct or indirect affiliate of the undersigned; provided that, in the case of any gift, disposition, transfer or distribution pursuant to sub-clauses (a) through (e), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, and (ii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with any such transaction; provided further that, in the case of any gift, disposition, transfer or distribution pursuant to sub-clauses (a) through (d), any such transaction shall not be for value (for the avoidance of doubt, sub-clause (e) is not covered by this restriction). Additionally, any Covered Securities acquired by the undersigned in the open market after the date of the Placement will not be subject to the restrictions in this Letter Agreement, provided that no filing under Section 16(a)

of the Exchange Act shall be required or shall be voluntarily made in connection with the subsequent sales of such securities.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the closing of the Placement does not occur on or prior to December 15, 2013, (ii) the Company notifies the Initial Purchasers in writing that it does not intend to sell the Securities under the Purchase Agreement or (iii) the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, in each case, the undersigned shall be released from all obligations under this Letter Agreement and this Letter Agreement shall be of no further force or effect.  The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page to follow]

Very truly yours,

HUNT 7-A GUERNSEY L.P. INC

By:	/s/ Andrew W Guille
	Name:	Andrew W Guille
	Title:	Director of General Partner

HUNT 7-B GUERNSEY L.P. INC

By:	/s/ Andrew W Guille
	Name:	Andrew W Guille
	Title:	Director of General Partner

HUNT 6-A GUERNSEY L.P. INC

By:	/s/ Andrew W Guille
	Name:	Andrew W Guille
	Title:	Director of General Partner